Exhibit 10.5

FT AGREEMENT – CONTRACT #200386

With Dominion Transmission, Inc.

Effective November 1, 2004 thru November 1, 2014

AGREEMENT ID
533

FT CONTRACT NO.
200386

SERVICE AGREEMENT
APPLICABLE TO TRANSPORTATION OF NATURAL GAS
UNDER RATE SCHEDULES FT

     AGREEMENT made as of this 26 day of November, 2003, by and between DOMINION TRANSMISSION, INC., a Delaware corporation, hereinafter called “Pipeline,” and WASHINGTON GAS LIGHT COMPANY, INC., a District of Columbia and Virginia corporation, hereinafter called “Customer.”

            WHEREAS, by Order issued by the Federal Energy Regulatory Commission (“FERC”) on September 11, 2003 in Docket Nos. CP03-41-000 and CP03-43-000, Pipeline was issued a certificate of public convenience and necessity pursuant to Section 7 of the Natural Gas Act and Part 157 of the Commission’s Regulations authorizing Pipeline to construct, own, and operate facilities providing a total of 223,000 Dekatherms (Dt) per day of firm transportation service and a total of 5.6 Bcf of firm storage capacity (the “Mid-Atlantic Project”);

     WHEREAS, Pipeline has accepted the certificate issued by the FERC in Docket Nos. CP03-41-000 and CP03-43-000;

     WHEREAS, Customer has requested that Pipeline transport natural gas for it as part of the Mid-Atlantic Project; and

     WHEREAS, Pipeline is willing to provide transportation service for Customer as part of the Mid-Atlantic Project commencing on November 1, 2004, or as soon as any additional necessary rights and regulatory approvals are received and accepted by Pipeline and as the necessary facilities are constructed and ready for service.

     WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Quantities

     A. During the term of this Agreement, Pipeline will transport for Customer, on a firm basis, and Customer may furnish, or cause to be furnished, to Pipeline natural gas for such transportation, and Customer will accept, or cause to be accepted, delivery from Pipeline of the quantities Customer has tendered for transportation.

     B. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as set forth on Exhibit A, attached hereto.

FT CONTRACT NO.
200386

ARTICLE II
Rate

     A. Unless otherwise mutually agreed in a written amendment to this Agreement, Customer shall pay Pipeline for transportation services rendered pursuant to this Agreement, the maximum rates and charges provided under Rate Schedule FT for the Mid-Atlantic Project set forth in the “Summary of Incremental Rates” in Pipeline’s effective FERC Gas Tariff, including applicable surcharges and the Fuel Retention Percentage. Upon the beginning of the term of this Agreement, that rate shall be consistent with the FERC’s order granting Pipeline its certificate in Docket Nos. CP03-41-000 and CP03-43-000 (as modified upon rehearing, if applicable).

     B. Pipeline shall have the right to propose, file and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule FT “Applicability and Character of Service,” (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

ARTICLE III
Term of Agreement

     Subject to all the terms and conditions herein, this Agreement shall be effective ten days after Pipeline notifies Customer that it is prepared to transport gas for Customer under the Agreement, which date shall be no earlier than ten days prior to November 1, 2004. Service pursuant to this Agreement shall continue in effect from that date for a primary term of ten years, and from year to year thereafter; provided, however, that either Pipeline or Customer may terminate the Agreement at the end of the primary term by giving written notice to the other party at least twelve months prior to the start of the next contract year.

FT CONTRACT NO.
200386

ARTICLE IV
Points of Receipt and Delivery

     The Primary Points of Receipt and Delivery and the maximum quantities for each point for all gas that may be received for Customer’s account for transportation by Pipeline shall be as set forth on Exhibit A. Customer shall also be entitled to utilize Secondary Receipt and Delivery Points in accordance with applicable provisions of Rate Schedule FT.

ARTICLE V
Regulatory Approval

     Performance under this Agreement by Pipeline and Customer shall be contingent upon Pipeline and Customer receiving all necessary regulatory or other governmental approvals upon terms satisfactory to each. Should Pipeline and Customer be denied such approvals to provide or continue the service contemplated herein or to construct and operate any necessary facilities therefor upon the terms and conditions requested in the application therefor, then Pipeline’s and Customer’s obligations hereunder shall terminate.

ARTICLE VI
Incorporation By Reference of Tariff Provisions

     A. To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Pipeline’s effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter, are hereby made applicable to and a part hereof by reference:

     1. All of the provisions of Rate Schedule FT, or any effective superseding rate schedule or otherwise applicable rate schedule; and

     2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

ARTICLE VII
Miscellaneous

     A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VII.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the

FT CONTRACT NO.
200386

request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

     B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

Pipeline:	Dominion Transmission, Inc.
120 Tredegar Street
Richmond, VA 23219
Attention: Jeffrey Keister
Phone: (804) 819-2820
Fax: (804) 819-2062

Customer:	Washington Gas Light Company
6801 Industrial Road
Springfield, Virginia 22151
Attention: Tim Sherwood
Phone: (703) 750-5816
Fax: (703) 750-7945

or any such other address as either party shall designate by formal written notice.

     C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

     D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

ARTICLE VIII
Prior Contract

     To the extent not inconsistent with the terms and conditions of this Agreement, the provisions of the Precedent Agreement for Firm Transportation Service between Customer and Pipeline dated December 31, 2001, and as amended, shall survive; otherwise, the provisions of this Agreement shall govern.

FT CONTRACT NO.
200386

     IN WITNESS WHEREOF, the parties hereto intending to be legally bound, have caused this Agreement to be signed by their duly authorized officials as of the day and year first written above.

Dominion Transmission, Inc.
(Pipeline)

By:	/s/ [ILLEGIBLE]

Its:	MANAGING, DIRECTOR

(Title)

Washington Gas Light Company
(Customer)

By:	/s/ Terry McCallister

Its:	President & COO

(Title)

FT CONTRACT NO.
200386

EXHIBIT A

To The FT Agreement
Dated November 26, 2003
Between Dominion Transmission, Inc.
And Washington Gas Light Company

A. Quantities

     1. The maximum quantities of gas which Pipeline shall deliver and which Customer may tender shall be as follows:

     a. A Maximum Daily Transportation Quantity (MDTQ) of 25,000 Dt.

     b. A Maximum Annual Transportation Quantity (MATQ) of 9,125,000 Dt.

B. Points of Receipt and Delivery

     1. The Point of Receipt and the maximum quantities for that point shall be as follows:

     Up to 25,000 Dt per Day at a point of interconnection between the facilities of Pipeline and Texas Eastern Transmission, L.P. in Westmoreland County, Pennsylvania known as the Oakford Interconnection, at a pressure of not less than 575 pounds per square inch gauge. In addition to these quantities, Customer may increase the quantities furnished to Pipeline at the Point(s) of Receipt provided that such quantities, when reduced by the applicable fuel retention percentage specified in Pipeline’s then-effective FERC Gas Tariff, do not exceed the MDTQ.

     2. The Point of Delivery and the maximum quantities for that point shall be as follows:

     Up to 25,000 Dt per Day at an existing interconnection between the facilities of Pipeline and Dominion Cove Point LNG, Limited Partnership in Loudoun County, Virginia, known as the Loudoun Interconnection. Each of the parties shall use due care and diligence to ensure that pressures are maintained within the normal operating tolerances at the Point of Delivery as reasonably may be required to render service hereunder.